UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020 (March 30, 2020)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On March 30, 2020, Edible Garden Corp. (“Edible Garden”), a wholly-owned subsidiary of Terra Tech Corp. (the “Company”), entered into and closed an Asset Purchase Agreement (the “Purchase Agreement”) with Edible Garden Incorporated (the “Purchaser”), pursuant to which Edible Garden sold and the Purchaser purchased substantially all of the assets of Edible Garden (the “Business”). The aggregate consideration paid for the Business was a five-year $3,000,000 secured promissory note bearing interest at 3.5% per annum. Michael James, the Company’s former Chief Financial Officer, is a principal of the Purchaser. There is no material relationship between the Company or its affiliates and the Purchaser other than as set forth in the previous sentence. The Purchase Agreement contains customary conditions, representations, warranties, indemnities and covenants by, among, and for the benefit of the parties.

Executive Employment Agreement

On March 30, 2020, the company entered into an Executive Employment Agreement (the “Employment Agreement”) with Megan Jimenez, formerly the Company’s Controller, appointing Ms. Jimenez as the Company’s Chief Financial Officer. The Employment Agreement, is for a term of one year. Ms. Jimenez’s base salary shall be Two Hundred Fifty Thousand Dollars ($250,000) and she shall also be eligible for a performance bonus of up to 100% of her base salary (“Target Performance Bonus”). The Target Performance Bonus shall be based on performance and achievement of Company goals and objectives as defined by the Board of Directors or Compensation Committee and may be greater or less than the Target Performance Bonus. In the event of a Qualified Termination, Ms. Jimenez shall be eligible for the following Severance Benefits: the greater of (i) the remaining compensation during the initial term of the Employment Agreement or (ii) one (1) times Ms. Jimenez’s then current annual base salary, paid in equal installments over a two (2) month period beginning with the first normal payroll period after the effective date of the Qualified Termination, less any taxes and withholding as may be necessary pursuant to law. Ms. Jimenez is eligible to participate in the Company’s 2018 Equity Incentive Plan, as amended.

The foregoing description of the Purchase Agreement and the Employment Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein in their entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed under the heading Asset Purchase Agreement in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2020, Michael James notified the Board of Directors of the Company that he has resigned as the Company’s Chief Financial Officer, effective immediately. Such resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 30, 2020, the Board appointed Megan Jimenez, age 33, to the position of Chief Financial Officer. Ms. Jimenez has served as the Company’s Controller since October 2018. Prior to that role, Ms. Jimenez held various roles of increasing responsibility during her seven years at PricewaterhouseCoopers LLP.

The information disclosed under the heading Executive Employment Agreement in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Asset Purchase Agreement, dated as of March 30, 2020
10.2	Executive Employment Agreement, dated as of March 30, 2020

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: April 3, 2020	By:	/s/ Matthew Morgan
Matthew Morgan
Chief Executive Officer

3